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                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A for Salomon Brothers Series Funds Inc of our reports dated February 20, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Reports to Shareholders of Salomon Brothers National Intermediate Municipal Fund, Salomon Brothers U.S. Government Income Fund, Salomon Brothers High Yield Bond Fund, Salomon Brothers Strategic Bond Fund, Salomon Brothers Balanced Fund, Salomon Brothers Asia Growth Fund, Salomon Brothers Large Cap Growth Fund, Salomon Brothers International Equity Fund and Salomon Brothers Small Cap Growth Fund (nine of the portfolios constituting Salomon Brothers Series Funds Inc), Salomon Brothers Investors Value Fund Inc and Salomon Brothers Capital Fund Inc, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York

April 25, 2001

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Reports to Shareholders of Salomon Brothers Cash Management Fund and New York Municipal Money Market Fund (two of the portfolios constituting Salomon Brothers Series Funds Inc), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
April 25, 2001